Exhibit 99.1

KULR Announces Active Collaboration with U.S. Army to Evaluate
Vibration Reduction on AH-64E and UH-60 Helicopter Platforms

HOUSTON / GLOBENEWSWIRE / December 30 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leader in advanced thermal management and vibration reduction solutions, is pleased to announce its active collaboration with the U.S. Army to plan an in-depth evaluation of the KULR VIBE system for vibration reduction and optimal balance on AH-64E Apache and UH-60 Black Hawk helicopters. The evaluation is slated to begin in 2025 and will explore the potential of KULR VIBE to enhance operational efficiency and safety across these critical platforms.

The planned 12-month study will be conducted in partnership with the South Carolina National Guard at McEntire Joint National Guard Base. It aims to assess how KULR VIBE can contribute to stricter vibration standards, streamlining track and balance operations, reducing long-term maintenance costs, and improving aircraft longevity and reliability. Ultimately, the study seeks to bolster Army Aviation’s operational availability while reducing overall expenditures.

“KULR is proud to collaborate with the U.S. Army on this forward-thinking initiative,” said Ted Krupp, Vice President of Sales and Marketing at KULR Technology. “It is an honor to be entrusted to explore innovative ways to improve operational availability and cost-efficiency. We are excited by the potential of KULR VIBE to be a force multiplier for military aviation, enhancing both reliability and safety while reducing maintenance overhead.”

This collaboration underscores the Army's ongoing commitment to leveraging advanced technologies to optimize performance and safety across its aviation fleet. Upon completion of the study, findings will be published for review, potentially paving the way for widespread adoption of KULR VIBE across Army Aviation platforms.

Commitment to Supporting Our Armed Forces

KULR Technology has a proven track record of delivering innovative solutions that directly support the operational readiness of military assets. For example, the company’s work with the U.S. Marine Corps on the AH-1Z Viper helped avoid the premature retirement of a $39 million asset and reduced over 2,000 hours of troubleshooting time, directly saving the Department of Defense millions of dollars. This partnership with the Army continues KULR’s dedication to enhancing the reliability, safety, and operational efficiency of critical equipment, ultimately contributing to mission success across the armed services.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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KULR Technology Group, Inc.

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